Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: AMYRIS, INC., et al., Debtors. [1]	Chapter 11 Case No. 23-11131 (TMH) Jointly Administered

ORDER CONFIRMING THIRD AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF AMYRIS, INC. AND ITS AFFILIATED DEBTORS
The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2
a.On August 9, 2023, commenced Chapter 11 Cases for Amyris and certain Debtors, respectively, or in the case of Clean Beauty 4U Holdings, LLC, Clean Beauty 4U LLC, and Clean Beauty Collaborative, Inc., August 21, 2023, the date (as applicable, the “Petition Date”) on which those Debtors commenced their respective chapter 11 cases (collectively, these “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”);
b.Filed a detailed description of the Debtors’ business and facts precipitating the filing of the Debtors’ Chapter 11 Cases in the Declaration of Han Kieftenbeld in Support of the Debtors’ Chapter 11 Petitions and First Day Relief [Docket No. 18] (the “First Day Declaration”) and the Declaration of Han Kieftenbeld in Support of Joint Motion of the Debtors for Order (A) Directing Joint Administration of Related Chapter 11 Cases for Procedural Purposes Only, and (B) Applying Certain Order in the Chapter 11 Cases of Amyris, Inc. and Its Affiliated Debtors to the Chapter 11 Cases of Clean Beauty Collaborative, Inc., Clean Beauty 4U Holdings, LLC, and Clean Beauty 4U LLC [Docket No. 120] (the “Supplemental First Day Declaration”);
c.Continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;
d.Filed, on October 13, 2023, the Debtors’ Motion for an Order (I) Approving the Disclosure Statement; (II) Scheduling Confirmation Hearing; (III) Approving Form and Manner of Notice of Confirmation Hearing; (IV) Establishing Procedures Solicitation and Tabulation of Votes to Accept or Reject Plan,
1     A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.stretto.com/amyris. The location of Debtor Amyris Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 5885 Hollis Street, Suite 100, Emeryville, CA 94608.
2     Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (each as defined herein). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.
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Including (A) Approving Form and Content of Solicitation Materials; (B) Establishing Record Date and Approving Procedures for Distribution of Solicitation Materials; (C) Approving Forms of Ballots; (D) Establishing Voting Deadline for Receipt of Ballots and (E) Approving Procedures for Vote Tabulations; (V) Approving Form and Manner of Notice of Plan Releases; (VI) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; and (VII) Granting Related Relief [Docket No. 525];
e.Filed, on December 12, 2023, the (i) Second Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors, As Modified [Docket No. 892]; and (ii) Disclosure Statement With Respect to Second Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors, As Modified [Docket No. 893] (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”);
f.Obtained, on December 13, 2023, entry of the Order (I) Approving the Disclosure Statement; (II) Scheduling Confirmation Hearing; (III) Approving Form and Manner of Notice of Confirmation Hearing; (IV) Establishing Procedures Solicitation and Tabulation of Votes to Accept or Reject Plan, Including (A) Approving Form and Content of Solicitation Materials; (B) Establishing Record Date and Approving Procedures for Distribution of Solicitation Materials; (C) Approving Forms of Ballots; (D) Establishing Voting Deadline for Receipt of Ballots and (E) Approving Procedures for Vote Tabulations; (V) Approving Form and Manner of Notice of Plan Releases; (VI) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; and (VII) Granting Related Relief [Docket No. 897] (the “Disclosure Statement Order”), approving the Disclosure Statement and approving the confirmation timeline, the solicitation procedures (the “Solicitation Procedures”), the notices of the (i) hearing to be held to consider Confirmation (the “Confirmation Hearing,” and such notice, the Confirmation Hearing Notice”) and (ii) non-voting status and opt-out form (the “Non-Voting Status Notice”), the cover letter, and other related forms, support letters and ballots (the foregoing materials, collectively, the “Solicitation Packages”);
g.Filed, on December 14, 2023, the Notice of Filing Executed Revised Amended and Restated Plan Support Agreement and Joinders of the Official Committee of Unsecured Creditors and the Ad Hoc Noteholder Group [Docket No. 910];
h.Caused the Solicitation Packages, including the Confirmation Hearing Notice, to be distributed, and the Confirmation Hearing Notice to be published, on or about December 18, 2023, in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Disclosure Statement Order, and the Solicitation Procedures, as evidenced by the certificates of services with respect to solicitation [Docket Nos. 1017, 1048 and 1049] (together with all the exhibits thereto, the “Solicitation Affidavits”);
i.Filed, on January 9, 2024, the Notice of Filing Plan Supplement for the Second Amended Join Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors, As Modified [Docket No. 1112]; on January 22, 2024, the Notice of Filing of Amended Plan Supplement for the Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1193]; and, on January 23, 2024, the Notice of Filing of Second Amended Plan Supplement for the Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1205] (as may be further amended, supplemented, or otherwise modified from time to time,

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the “Plan Supplement,” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);
j.Filed, on January 23, 2024, the Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1200] (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”);
k.Filed, on January 22, 2024, the Declaration of Philip J. Gund in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1176] and, on January 23, 2024, the Supplemental Declaration of Philip J. Gund in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1204] (collectively, the “Gund Declaration”);
l.Filed, on January 22, 2024, the Declaration of Steven J. Fleming in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1181] (the “Fleming Declaration”);
m.Filed, on January 22, 2024, the Declaration of Han Kieftenbeld in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1174] (the “Kieftenbeld Declaration”);
n.Filed, on January 22, 2024, the Declaration of Oksana Wright in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1180] (the “Wright Declaration”);
o.Filed, on January 22, 2024, the Declaration of Bradley M. Orelowitz in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1177] (the “Orelowitz Declaration” and together with the Voting Report, the Gund Declaration, Kieftenbeld Declaration, the Fleming Declaration, and the Wright Declaration, the “Debtors’ Declarations”);
p.Filed, on January 22, 2024, the Omnibus Reply in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1187] (the “Reply”);
q.Filed, on January 22, 2024, the Debtors’ Memorandum of Law in Support of Confirmation of Third Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc., and Its Affiliated Debtors [Docket No. 1170] (the “Confirmation Brief”); and
r.Filed, on January 23, 2024, the Amended Voting Tabulation Affidavit of Jamilla Dennis of Stretto Regarding the Second Amended Joint Chapter 11 Plan of Reorganization of Amyris, Inc. and Its Affiliated Debtors, As Modified [Docket No. 1199] (the “Voting Report”);
s.The Official Committee of Unsecured Creditors (the “Committee”) having filed, on January 22, 2024, The Official Committee of Unsecured Creditors’ Statement in Support of the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1189] and the Declaration of Elizabeth Hu in Support of the Official Committee of Unsecured Creditors’ Statement in Support of the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1190] (the “Hu Declaration”);

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t.The Ad Hoc Noteholder Group of holders of the 1.5% Convertible Senior Notes due 2026 (the “Ad Hoc Noteholder Group”) having filed, on January 22, 2024, the Declaration of Frank Merola in Support of the Debtors’ Third Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1178] (the “Merola Declaration” and, together with the Debtors’ Declarations and the Hu Declaration, the “Declarations”);
This Court having:
a.Set January 18, 2024, at 5:00 p.m. (prevailing Eastern Time), as the deadline for Filing objections to the adequacy of the Disclosure Statement and/or Confirmation (the “Objection Deadline”);
b.Set January 18, 2024, at 5:00 p.m. (prevailing Eastern Time), as the deadline for voting on the Plan (the “Voting Deadline”);
c.Set January 24, 2024, at 10:00 a.m. (prevailing Eastern Time), as the date and time for the commencement of the Confirmation Hearing, as set forth in the Disclosure Statement Order;
d.Reviewed: (i) the Plan; (ii) the Disclosure Statement; (iii) the Disclosure Statement Order; (iv) the Plan Supplement; (v) the Confirmation Brief; (vi) the Declarations; (vii) the Affidavits; (viii) the Confirmation Hearing Notice; and (ix) all Filed pleadings, exhibits, statements, responses, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, joinders, statements, and reservations of rights;
e.Considered the Restructuring Transactions incorporated and described in the Plan, including the Plan Supplement;
f.Held the Confirmation Hearing on January 24, 2024, commencing at 10:00 a.m. (prevailing Eastern Time) and on February 2, 2024 commencing at 3:00 p.m. (prevailing Eastern Time);
g.Heard the statements and arguments made by counsel in respect of Confirmation;
h.Considered all oral representations, affidavits, testimony, documents, Filings, exhibits, and other evidence regarding Confirmation;
i.Made rulings on the record at the Confirmation Hearing;
j.Overruled (i) any and all objections to the Plan and to Confirmation, except as otherwise stated herein or indicated on the record, and (ii) all statements, joinders, and reservations of rights not consensually resolved, agreed to, adjourned, or withdrawn unless otherwise indicated; and
k.Taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.
NOW, THEREFORE, it appearing to the Court that the Confirmation Hearing Notice and the opportunity for any party in interest to object to Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents Filed in support of Confirmation and other evidence presented at the Confirmation Hearing, including the

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Declarations in support thereof, establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of Law, and orders:
FINDINGS OF FACT AND CONCLUSIONS OF LAW
    IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:
A.Findings of Fact and Conclusions of Law
1.The findings of fact and conclusions of Law set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of Law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of Law announced by the Court at the Confirmation Hearing, including any rulings made on the record, are hereby incorporated in this Confirmation Order. To the extent any of the following conclusions of Law constitute findings of fact, or vice versa, they are adopted as such.
B.Jurisdiction, Venue, and Core Proceeding
2.This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Consideration of whether the Plan complies with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). Under Local Bankruptcy Rule 9013-1(f), the Debtors have consented to the entry of a final judgment or order in accordance with the terms set forth herein if it is determined that the Court, absent consent of the parties, cannot enter final orders or judgments consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

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C.Eligibility for Relief
3.The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code and are proper plan proponents under section 1121(a) of the Bankruptcy Code.
D.Commencement and Joint Administration of these Chapter 11 Cases
4.On the applicable Petition Date, each Debtor commenced its respective Chapter 11 Case. In accordance with the Order (A) Directing Joint Administration of Related Chapter 11 Cases for Procedural Purposes Only and (B) Applying Certain Orders in the Chapter 11 Cases of Amyris, Inc. and its Affiliated Debtors to the Chapter 11 Cases of Clean Beauty Collaborative, Inc., Clean Beauty 4U Holdings, LLC, and Clean Beauty 4U LLC [Docket No. 125], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code in these Chapter 11 Cases.
E.Appointment of the Creditors’ Committee
5.On August 27, 2023, the Office of the United States trustee for Region 3, District of Delaware (the “U.S. Trustee”), appointed the Committee in the Debtors’ chapter 11 cases pursuant to section 1102(a)(1) of the Bankruptcy Code [Docket No. 152].
F.Plan Supplement
6.The Plan Supplement (including as subsequently amended, supplemented, or otherwise modified from time to time in accordance with the Plan) complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the Filing of the Plan Supplement in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, Laws, and

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requirements. No other or further notice is or will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan, and the matters described in the Plan Supplement and the actions, agreements and transactions undertaken in accordance with the Plan Supplement are fair and reasonable and in the best interests of the Estates. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any of the documents contained therein or related thereto before the Effective Date.
G.Modifications to the Plan
7.Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan since the solicitation of votes regarding the Plan and/or as described or set forth in this Confirmation Order constitute technical or clarifying changes, modifications with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan, and in the case of modifications with respect to Classes 4, 6, and 10, DSM, Lavvan and Givaudan, respectively, have consented to such modifications and have voted in favor of the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and Solicitation Packages served pursuant to the Disclosure Statement Order and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes on the Plan under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded an opportunity to change previously cast votes accepting or rejecting the Plan.

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H.Disposition of Objections
8.Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. The Objection of the United States Trustee to Confirmation of Second Amended Joint Chapter 11 Plan of Reorganization [Docket No. 1154] and Limited Objection of the U.S. Securities and Exchange Commission to Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization [Docket No. 1150] are sustained in part and overruled in part as set forth herein and stated on the record by the Court at the Confirmation Hearing. All other unresolved objections, statements, joinders, informal objections, and reservations of rights (except with respect to unresolved Cure and assumption disputes), if any, with respect to Confirmation, including, without limitation, the Objection of Andrew E. Roth, an Amyris Shareholder, to Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization [Docket No. 1152] (the “Roth Objection”), are hereby overruled on the merits and the Court finds that the Foris Action (as such term is defined in the Roth Objection) constitutes property of Parent’s Estate. The Preliminary Limited Objection of John Melo to Confirmation of Second Amended Joint Chapter 11 Plan of Reorganization, Reservation of Rights and Joinder [Docket No. 1158], filed by John Melo was withdrawn on January 23, 2024. The objections submitted by letters from Christopher M. Kleveland [Docket. No. 1218] and Richard Siegel [Docket No. 1226] were not timely filed and, consequently, not considered.
I.Disapproval of Nonconsensual Third-Party Release and Direct Claims Injunction
9.The Third-Party Release and Direct Claims Injunction are not approved on a nonconsensual basis but rather are approved on a consensual basis as to the Releasing Parties as described in the Plan and in paragraph 127 hereof. All references to “Third-Party Release” and

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“Direct Claims Injunction” herein shall refer to the consensual provisions thereof binding on the Releasing Parties as described in the Plan and in paragraph 127 hereof.
J.Disclosure Statement Order
10.On December 13, 2023, the Court entered the Disclosure Statement Order, scheduling the Voting Deadline and the Objection Deadline, subject to the Debtors’ right to consensually extend such date and time for individual parties.
K.Burden of Proof—Confirmation of the Plan
11.Based on the record of the Debtors’ Chapter 11 Cases, each of the Debtors, as proponents of the Plan, has met its burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.
L.Notice
12.As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of commencement of these Chapter 11 Cases, the Plan (and the opportunity to opt out of the Third-Party Release contained therein in the event the Court did not approve the Third-Party Release on a nonconsensual basis), the Confirmation Hearing, the Plan Supplement, and all other materials distributed by the Debtors in connection with Confirmation in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the procedures set forth in the Disclosure Statement Order. The foregoing notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the Disclosure Statement Order. No other or further notice is or shall be required.

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M.Voting Report
13.Before the Confirmation Hearing, the Debtors Filed the Voting Report. The procedures used to solicit and tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Disclosure Statement Order, and all other applicable non-bankruptcy rules, Laws, and regulations.
14.As set forth in the Plan and the Disclosure Statement, Holders of Claims in Class 3 (Foris Prepetition Secured Claims), Class 4 (DSM RealSweet Secured Claims), Class 5 (DSM Other Secured Claims), Class 7 (Convertible Note Claims), Class 8 (General Unsecured Claims), Class 9 (DSM Contract Claims), and Class 10 (Givaudan Contract Claims) (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan. In the case of Class 6 (Lavvan Secured Claim), pursuant to the Lavvan Settlement Agreement, Lavvan has voted to accept the Plan and has consented to its treatment under the Plan.
15.Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 13 (Intercompany Interests) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 12 (Section 510(b) Claims) and Holders of Interests in Class 14 (Amyris Equity Interests) (together, the “Deemed Rejecting Classes” and together with the Deemed Accepting Classes, the “Non-Voting Classes”) are Impaired, are entitled to no recovery under the Plan, and are deemed to have rejected the

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Plan, and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 11 (Intercompany Claims) are Impaired but have consented to their treatment under the Plan and, consequently, are not entitled to vote to accept or reject the Plan.
16.As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan. Thus, the Voting Classes voted to accept the Plan in accordance with the requirements of sections 1124 and 1126 of the Bankruptcy Code.
N.Solicitation
17.As described in the Voting Report, the Debtors solicited votes for acceptance or rejection of the Plan in good faith, and such solicitation complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable non-bankruptcy rules, Laws, and regulations (to the extent applicable), including any registration requirements under the Securities Act.
18.As described in the Voting Report and Solicitation Affidavits, as applicable, the Solicitation Packages were transmitted and served, including to all Holders of Claims in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017, 3018, and 3019, the Local Bankruptcy Rules, the Disclosure Statement Order, and all other applicable non-bankruptcy rules, Laws, and regulations. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is or will be required.
19.As set forth in the Voting Report, the Solicitation Packages were distributed to Holders in the Voting Classes that held a Claim in such Class as of December 1, 2023 (the

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“Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient under the facts and circumstances of these Chapter 11 Cases. The Non-Voting Status Notice also was distributed on the Voting Record Date.
20.The period during which the Debtors solicited acceptances of or rejections to the Plan was a reasonable and sufficient period of time for each Holder in the Voting Classes to make an informed decision to accept or reject the Plan, and for each recipient of a Non-Voting Status Notice to make an informed decision to object or not to object to Confirmation of the Plan and to opt out or not opt out of the Third-Party Release.
21.Under sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims or Interests, as applicable, in the Non-Voting Classes, each of which is conclusively presumed to have accepted or deemed to have rejected the Plan. Nevertheless, the Debtors published the Confirmation Hearing Notice and served the Confirmation Hearing Notice and the Non-Voting Status Notice, as applicable on Holders of Claims and Interests in the Non-Voting Classes, which adequately summarized the material terms of the Plan, including classification and treatment of Claims and Interests and the release, exculpation, and injunction provisions of the Plan. Further, because the form enabling stakeholders to opt out of granting the Third-Party Release (the “Opt-Out Form”) was included in both the Ballots and the Non-Voting Status Notices, every known applicable stakeholder, including Interest Holders and Unimpaired creditors, was provided with the means by which the stakeholders could opt out of the Third-Party Release.
O.Exit First Lien Facility
22.The Exit First Lien Facility and the Exit First Lien Facility Documents are each an essential element of the Plan, necessary for Consummation, and critical to the overall success of the Reorganized Debtors and the feasibility of the Plan.

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23.Entry into the Exit First Lien Facility and the Exit First Lien Facility Documents are in the best interests of the Debtors and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into the Exit First Lien Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit First Lien Facility, which material terms were Filed as part of the Plan (including through the Plan Supplement) and related pleadings prior to the Effective Date. The terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit extended and loans made pursuant to the Exit First Lien Facility, if and as applicable, shall be deemed to have been extended, assumed and assigned, issued, or made, as applicable, in good faith. All fees due and payable under or in connection with the Exit First Lien Facility are hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized to pay such fees in accordance with the Exit First Lien Facility Documents. The Debtors are authorized without further approval of this Court or any other party to execute and deliver the Exit First Lien Facility Documents and execute, deliver, File, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all Liens in connection therewith, in each case, without further notice to this Court or further act or action under applicable non-bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.
24.The Exit First Lien Facility shall be issued and provided under the DIP Facility Loan Agreement, which shall be assumed by the Reorganized Debtors and amended and restated consistent with the Exit First Lien Facility Documents identified in the Plan Supplement. The

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Exit First Lien Facility shall be secured by the DIP Liens and such additional Liens granted pursuant to the Exit First Lien Facility Documents, which shall continue to be, and shall be, senior, first priority, priming liens on all of the assets of the Reorganized Debtors, except as provided for in the Exit First Lien Facility Documents.
25.To the extent applicable, the Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents, necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required).
P.Creditor Trust
26.As set forth in Article V of the Plan, pursuant to this Confirmation Order, the Creditor Trust Agreement, which shall be solely for the benefit of Class 7 and Class 8, and the retention of the Creditor Trustee are hereby approved. The Creditor Trustee shall have the power to administer the Creditor Trust Assets in accordance with the Creditor Trust Agreement and the Plan.
27.As set forth in section VIII.B.1 of the Plan, the Creditor Trustee shall have the sole authority (solely in relation to Class 8 Claims) to: (a) File and prosecute Claim Objections; (b) settle, compromise, withdraw, litigate to judgment, or otherwise resolve any and all Claim Objections, regardless of whether such Claims are in a Class or otherwise; (c) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (d) administer and adjust the Claims Register to reflect

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any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
28.The Creditor Trustee shall owe fiduciary duties to the Creditor Trust Beneficiaries and shall have in place under the Creditor Trust Agreement applicable indemnity, limitation of liabilities, and waiver provisions to protect the Creditor Trustee from being personally liable for any claims or causes of action asserted by the Creditor Trust Beneficiaries, except for any clams of fraud, gross negligence, or willful misconduct.
29.As set forth in Article V of the Plan, on the Effective Date the Debtors shall transfer, or cause to be transferred, to the Creditor Trust all of their rights, title, and interest in the Creditor Trust Assets, and the Creditor Trustee shall execute the Creditor Trust Agreement and take all steps necessary to establish the Creditor Trust in accordance with the Plan and the Creditor Trust Agreement. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. The Creditor Trust shall be governed by the Creditor Trust Agreement and administered by the Creditor Trustee.
30.To the extent set forth in section V.G of the Plan, the Debtors, the Reorganized Debtors, or other furnishing party, shall make reasonable best efforts to retain and transfer all documents relating to the Creditor Trust Claims to the Creditor Trust and shall make reasonable best efforts to cooperate with the Creditor in Trust in pursuing the Creditor Trust Claims.
31.To the extent that any Creditor Trust Assets cannot be transferred to the Creditor Trust because of a restriction on transferability under applicable non-bankruptcy Law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Creditor Trust Assets shall be deemed to have been retained by the Reorganized Debtors on behalf of the Creditor Trust. The Creditor Trustee shall be deemed to

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have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Creditor Trust Assets on behalf of the Reorganized Debtors for the benefit of the Creditor Trust Beneficiaries, including any Creditor Trust Assets deemed to have been retained by the Reorganized Debtors on behalf of the Creditor Trust until such transfer restrictions are removed or the Reorganized Debtors receive or become entitled to receive the net proceeds of such Creditor Trust Assets that can be distributed.
Q.Lavvan Settlement3
32.The Lavvan Settlement and the Lavvan Settlement Agreement are each an essential element of the Plan, necessary for Consummation, and critical to the overall success of the Reorganized Debtors and the feasibility of the Plan.
33.The classification and treatment of the Lavvan Claims under the Plan, is based upon and subject to in all respects the terms and conditions of the Lavvan Settlement Agreement, and such classification and treatment, together with the terms and conditions of the Lavvan Settlement Agreement and the other terms and conditions set forth in the Plan and the Confirmation Order applicable to the Lavvan Claims (including the releases and exculpations set forth in the Lavvan Settlement Agreement and in this Confirmation Order), is a full and complete resolution, compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the facts, circumstances, disputes, and transactions that are the subject matter of the Lavvan Settlement Agreement, including without limitation, the Lavvan Claims, the Lavvan Proofs of Claim, the Lavvan Documents, the Lavvan Challenge-Period Adversary Proceeding, the Arbitration Award, the Lavvan Estimation Motion, the Lavvan Estimation and
3 Capitalized terms used in this section that are not defined in the Plan or in this Confirmation Order shall have the respective meanings ascribed to them in the Lavvan Settlement Agreement.

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Claim Objection Discovery, the Lavvan Confirmation Discovery, the Lavvan 3018(a) Motion, and the DIP Order Appeal.
34.Entry into the Lavvan Settlement Agreement is in the best interests of the Debtors and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into the Lavvan Settlement Agreement and have provided sufficient and adequate notice of the material terms of the Lavvan Settlement Agreement, which material terms were Filed as part of the Plan (including through the Plan Supplement) and related pleadings prior to the Effective Date. The terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length. All consideration payable under or in connection with the Lavvan Settlement Agreement is hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized to pay such consideration in accordance with the Lavvan Settlement Agreement. The Debtors are authorized without further approval of this Court or any other party to execute and deliver the Lavvan Settlement Agreement and execute, deliver, File, record, and issue all agreements and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby without further notice to this Court or further act or action under applicable non-bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.
R.Amended DSM Contracts
35.As of the Confirmation Date, the DSM Loan Agreement, DSM Pledge Agreement,4 and DSM Security Agreement5 (including all liens, pledges, and security interests thereunder) remain extant subject in all respects to the pendency of the Chapter 11 Cases and the occurrence of the
4     “DSM Pledge Agreement” means that certain Pledge Agreement, dated as of December 12, 2022, by and among Amyris and DSM Finance B.V.
5     “DSM Security Agreement” means that certain Security Agreement, dated as of October 11, 2022, by and among Amyris and DSM Finance B.V. (as amended, restated, supplemented or otherwise modified from time to time).

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Effective Date. Upon the Effective Date of a Plan that implements the DSM Term Sheet, the DSM Loan Agreement and the DSM Pledge Agreement (including the liens, pledges, and security interests under the DSM Pledge Agreement) shall continue in full force and effect solely as amended and restated by the DSM Plan Promissory Note and the DSM Plan Promissory Note Pledge Agreement, respectively, and the DSM Security Agreement shall terminate. Upon the Effective Date of a Plan that does not implement the DSM Term Sheet, any Claims of DSM arising under the DSM Loan Agreement, DSM Pledge Agreement, and DSM Security Agreement shall receive such treatment as provided for under the Plan, and DSM, Amyris, and the Foris Secured Parties reserve all rights and remedies to the extent provided under this Order, the Plan, and the DSM-Firmenich Joinder to Amended & Restated Plan Support Agreement [Docket No. 1193-3] (the “DSM Joinder”) with respect thereto.
36.On the Effective Date, the Reorganized Debtors shall be authorized to enter into the DSM Plan Promissory Note and DSM Plan Pledge Agreement (collectively, the “DSM Plan Facility”).
37.To the extent not already approved, Confirmation of the Plan shall be deemed approval of the DSM Plan Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors and the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Debtors and the Reorganized Debtors to enter into and execute the DSM Plan Facility and such other documents as may be required to effectuate the treatment afforded by the DSM Plan Facility.
38.On the Effective Date, all of the Liens and security interests to be granted in accordance with the Documents related to the DSM Plan Facility and, to the extent applicable:

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(a) shall be deemed to be granted; (b) shall be legal, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the DSM Plan Facility; (c) shall be deemed automatically perfected on or prior to the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit First Lien Facility Documents; and (d) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever, shall not be subject to marshalling or any similar doctrine, and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non bankruptcy Law.
39.To the extent applicable, the Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.
40.The DSM Term Sheet, DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement are each an essential element of the Plan, necessary for Consummation, and critical to the overall success of the Reorganized Debtors and the feasibility of the Plan.

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41.The classification and treatment of the DSM RealSweet Secured Claims, the DSM Other Secured Claim, and DSM Contract Claims under the Plan, is based upon and subject to in all respects the terms and conditions of the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement, and such classification and treatment, together with the terms and conditions of the of the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement and the other terms and conditions set forth in the Plan and this Confirmation Order applicable to the DSM RealSweet Secured Claims, the DSM Other Secured Claim, and DSM Contract Claim (including the releases and exculpations set forth in the Plan and in this Confirmation Order), are a full and complete resolution, compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the facts, circumstances, disputes, and transactions that are the subject matter of the DSM RealSweet Secured Claims, the DSM Other Secured Claim, and DSM Contract Claim, including, without limitation, the DSM Contracts.
42.Entry into the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement is in the best interests of the Debtors and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement and have provided sufficient and adequate notice of the material terms of the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement, which material terms were Filed as part of the Plan (including through the Plan Supplement) and related pleadings prior to the Effective Date. The

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terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length. All consideration payable under or in connection with the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement is hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized to pay such consideration in accordance with the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement, as applicable. The Debtors are authorized without further approval of this Court or any other party to execute and deliver the DSM Term Sheet, the DSM Joinder, the Amended DSM Contracts, DSM Plan Promissory Note, and DSM Plan Promissory Note Pledge Agreement and execute, deliver, File, record, and issue all agreements and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby without further notice to this Court or further act or action under applicable non bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.
S.Amended Givaudan Contracts
43.The Givaudan Term Sheet and the Amended Givaudan Contracts are each an essential element of the Plan, necessary for Consummation, and critical to the overall success of the Reorganized Debtors and the feasibility of the Plan.
44.The classification and treatment of the Givaudan Contract Claims under the Plan are based upon and subject to in all respects the terms and conditions of the Givaudan Term Sheet and the Amended Givaudan Contracts, and such classification and treatment, together with the terms and conditions of the Givaudan Term Sheet and the Amended Givaudan Contracts and the other terms and conditions set forth in the Plan and this Confirmation Order applicable to the Givaudan Contract Claims (including the releases and exculpations set forth in the Plan and in

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this Confirmation Order), are a full and complete resolution, compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the facts, circumstances, disputes, and transactions that are the subject matter of the Givaudan Contract Claims, including without limitation, the Givaudan Contracts.
45.Entry into the Givaudan Term Sheet and the Amended Givaudan Contracts is in the best interests of the Debtors and their Estates. The Debtors have exercised reasonable business judgment in determining to enter into the Givaudan Term Sheet and the Amended Givaudan Contracts and have provided sufficient and adequate notice of the material terms of the Givaudan Term Sheet and the Amended Givaudan Contracts, which material terms were Filed prior to the Effective Date. The terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length. All consideration payable under or in connection with the Givaudan Term Sheet and the Amended Givaudan Contracts is hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized to pay such consideration in accordance with the Givaudan Term Sheet and the Amended Givaudan Contracts, as applicable. The Debtors are authorized without further approval of this Court or any other party to execute and deliver the Givaudan Term Sheet and the Amended Givaudan Contracts and execute, deliver, File, record, and issue all agreements and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby without further notice to this Court or further act or action under applicable non bankruptcy Law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. If the Givaudan Term Sheet is not implemented in full on or before the Effective Date, then Givaudan shall be deemed to have voted its claims to reject the Plan and to have opted out of the Third-Party Release.

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T.Wind Down of Certain Debtors
46.On or after the Effective Date, certain of the Debtors may be dissolved without the need for any further approvals, authorizations, or consents, provided that, subject in all respects to the terms of the Plan, the Reorganized Debtors, as the representatives of the Estates, shall have the power and authority to take any action necessary to wind down and dissolve such Debtors, and shall: (a) file a certificate of dissolution for such Debtors to effect such Debtors’ dissolution under the applicable laws of their jurisdictions of formation; (b) to the extent necessary, complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for such Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any such Debtors or their Estates, as determined under applicable tax laws; and (c) represent the interests of the Debtors or their Estates before any taxing authority in all tax matters, including any action, proceeding or audit.
U.Plan Support Agreement
47.After extensive negotiations undertaken in good faith by the Debtors, Foris and the other Foris Prepetition Secured Lenders, the DIP Secured Parties, the Ad Hoc Group, and the Creditors’ Committee, the parties reached a global resolution set forth in the Plan Support Agreement and composing the Plan. The Plan Support Agreement, a form of which was attached as Exhibit “C” to the Disclosure Statement, and the participation and engagement of the parties who negotiated and ultimately entered into it, forms the basis for the Debtors’ restructuring and provides for, among other things, (a) the Debtor Release, Third-Party Release, and Direct Claims Injunction; (b) a cash recovery to unsecured creditors (along with the assignment of certain estate claims to a Creditor Trust) in exchange for their support of the release of certain estate claims and causes of action, as well as additional consideration in connection with Third-Party Release;

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(c) the satisfaction of Administrative Claims, the treatment of secured claims in accordance with the Bankruptcy Code or as agreed by the Holders of such Claims, and the continuation of the Debtors’ operations for the benefit of employees, vendors, contract counterparties and customers; (d) restructuring the Debtors’ balance sheet and operations by facilitating the Debtors’ exit from and sale of their Consumer Brands Businesses, a potential sale of the Other Assets (that did not occur), and a distribution to certain stakeholders through the Plan; and (e) the DIP Secured Parties’ and Holders of the Foris Prepetition Secured Claims’ discretion to satisfy such claims not paid from the Debtors’ operations through an allocation of certain net sale proceeds, a rollup into the Exit Facility (providing up to $160 million), and the new equity interests of Reorganized Amyris. The restructuring pursuant to the transactions approved by the Plan Support Agreement as embodied in the Plan will substantially deleverage the Debtors’ balance sheet by approximately $1 billion (or nearly 80%).
48.Accordingly, the Court finds that the terms and conditions of the Plan Support Agreement, as embodied in and implemented through the Plan, are fair and reasonable and were negotiated in good faith and at arm’s length and that its terms constitute a good faith compromise and settlement of all Claims, Interests, and controversies.
V.Bankruptcy Rule 3016
49.The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b). The discharge, release, injunction and exculpation provisions of the Plan are set forth in bold and with specific and conspicuous language, thereby complying with Bankruptcy Rule 3016(c).

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W.Compliance with Bankruptcy Code Requirements—Section 1129(a)(1)
50.The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
(i)Proper Classification—Sections 1122 and 1123
51.In addition to Administrative Claims, Professional Fee Claims, and DIP Facility Claims, which need not be designated, Article III of the Plan provides for the separate classification of Claims and Interests into fourteen Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.
(ii)Specified Unimpaired Classes—Section 1123(a)(2)
52.Paragraph (2) of section 1123(a) of the Bankruptcy Code requires that a plan specify those classes or interests that are not impaired. Section III.A of the Plan specifies that Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), and Class 13 (Intercompany Interests) are Unimpaired.
53. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, DIP Facility Claims, Professional Fee Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

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(iii)Specified Treatment of Impaired Classes—Section 1123(a)(3)
54.Paragraph (3) of section 1123(a) of the Bankruptcy Code requires that a plan specify those classes of claims or interests that are impaired. Section III.A of the Plan specifies that Class 3 (Foris Prepetition Secured Claims), Class 4 (DSM RealSweet Secured Claims), Class 5 (DSM Other Secured Claims), Class 6 (Lavvan Secured Claim), Class 7 (Convertible Note Claims), Class 8 (General Unsecured Claims), Class 9 (DSM Contract Claims), Class 10 (Givaudan Contract Claims), Class 11 (Intercompany Claims), Class 12 (Section 510(b) Claims), and Class 14 (Amyris Equity Interests) are Impaired.
55.Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.
(iv)No Discrimination—Section 1123(a)(4)
56.The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.
(v)Adequate Means for Plan Implementation—Section 1123(a)(5)
57.Paragraph (5) of section 1123(a) of the Bankruptcy Code requires that a plan provide adequate means for its implementation. Article IV (Means for Implementation of This Plan), Article V (Creditor Trust), Article VI (Treatment of Executory Contracts and Unexpired Leases), and Article X (Conditions Precedent to Consummation of This Plan), among other provisions of the Plan, together with the various documents included in the Plan Supplement, provide adequate and proper means for the Plan’s execution and implementation. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

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(vi)Voting Power of Equity Securities—Section 1123(a)(6)
58.Paragraph (6) of section 1123(a) of the Bankruptcy Code requires that a plan impose certain restrictions on a corporate debtor’s equity securities. Consistent with section 1123(a)(6), the Plan provides in section IV.M: “The New Organizational Documents will (a) authorize the issuance of the New Common Stock and (b) prohibit the issuance of non-voting equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code.” Thus, section 1123(a)(6) of the Bankruptcy Code is satisfied.
(vii)Directors and Officers—Section 1123(a)(7)
59.Paragraph (7) of section 1123(a) of the Bankruptcy Code requires that a plan contain only provisions that are consistent with the interests of creditors, equity security holders, and public policy with respect to the manner of selection of any officer, director, or trustee under a plan and any successor thereto. The Plan satisfies this requirement. Section IV.N (Managers and Officers of the Reorganized Debtors) provides that the members of the New Board of Reorganized Amyris and officers will be identified in the Plan Supplement, and the Debtors have done so. Section V.E (Creditor Trustee) of the Plan describes the manner of selection of the Creditor Trustee. The identity of the Creditor Trustee has been disclosed in the Plan Supplement. As provided in the Plan Supplement, the Reorganized Debtors will serve as the Plan Administrator. The appointment of the members of the New Board, the Creditor Trustee and the Plan Administrator is consistent with the interests of Holders of Claims and Interests and with public policy and so satisfy section 1123(a)(7) of the Bankruptcy Code.
(viii)Impairment/Unimpairment of Classes—Section 1123(b)(1)
60.Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. Specifically, under Section III.A of the Plan, Classes 1, 2 and 13 are Unimpaired because the Plan provides the

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holders of such Claims or Interests with the treatment required under the Bankruptcy Code or otherwise does not alter the holders’ rights. On the other hand, Classes 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 14 are Impaired because the Plan modifies the rights of the Holders of Claims or Interests within such Classes.
(ix)Assumption—Section 1123(b)(2)
61.Pursuant to section 1123(b)(2) of the Bankruptcy Code, Section VI.A of the Plan provides for the rejection of all executory contracts and unexpired leases under section 365 of the Bankruptcy Code other than those that (a) are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, as may be amended, filed as part of the Plan Supplement; (b) have previously expired or terminated pursuant to their own terms or agreement of the parties thereto; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; or (d) are identified in section VI.F. of the Plan as contracts to be assumed; (e) are the Amended DSM Contracts; (f) are the Amended Givaudan Contracts; or (g), as of the Effective Date, are the subject of (i) a motion to assume that is pending or (ii) an order of the Bankruptcy Court that is not yet a Final Order. Accordingly, the Plan is consistent with section 1123(b)(2) of the Bankruptcy Code.
(x)Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3)
62.The Plan’s discretionary provisions also include releases in connection with the Lavvan Settlement, Amended DSM Contracts, Amended Givaudan Contracts, Debtor Release provision, the consensual third-party release provision, an exculpation provision, and injunction provisions. The Plan also provides for the release of certain claims and causes of action by the Debtors and the Releasing Parties. These provisions are appropriate and consistent with the applicable provisions of chapter 11 because, among other things, they are the product of good-

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faith, arm’s length negotiations and are critically necessary to be able to confirm the Plan. The Plan’s discretionary provisions also include approval and implementation of the Lavvan Settlement, Amended DSM Contracts and the Amended Givaudan Contracts.
a.Compromise and Settlement
63.In accordance with section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and as consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. Such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable.
b.The Debtor Release, the Third-Party Release, and the Direct Claims Injunction
64.The Debtor Release, the Third-Party Release, and the Direct Claims Injunction represent a valid exercise of the Debtors’ business judgment, comply with applicable law, and are fair, equitable, and necessary to the Plan.
65.The Court may grant the Debtor Release, the Third-Party Release, and the Direct Claims Injunction under its “arising under” or “arising in” subject matter jurisdiction, and the Direct Claims against non-Debtors released under the Plan fall within the Court’s “related to” jurisdiction, as the Direct Claims and the release thereof will affect the assets of the Estates. Confirmation of a plan arises in bankruptcy cases, and the proposed releases and related injunction arise in and are an essential part of the Plan. Without the proposed releases and related injunction, the Plan will fail. Further, the scope of the Debtor Release, the Third-Party

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Release, and Direct Claims Injunction are appropriately tailored under the facts and circumstances of these Chapter 11 Cases.
66.The Direct Claims to be released are limited to claims held by a Releasing Party that arose from or are related to the Debtors, including, without limitation, the Debtors’ assets, liabilities, operations, financings and contracts; and further, the Debtors, the Foris Secured Parties and the Released Parties share the common goal of confirming the Plan, implementing a restructuring, and maximizing recoveries for creditors and positioning the Reorganized Debtors for success.
67.Direct Claims against the Released Parties, to be released by virtue of the Third-Party Release, and the existing indemnification, contribution and similar rights of the Released Parties against the Debtors, impacts the Debtors and the Reorganized Debtors as the pursuit of such Direct Claims may impose litigation costs, delay and distraction upon the Debtors and Reorganized Debtors and thus, the Direct Claims have a “conceivable effect” on the Estates.
68.This Court has constitutional authority over the Debtor Release, the Third-Party Release, and Direct Claims Injunction.
69. The Debtor Release, Third-Party Release, and Direct Claims Injunction are given in exchange for and are supported by fair, sufficient, and adequate consideration provided to each and all of the parties providing such releases. The Court’s findings of fact to support the approval of the Debtor Release, the Third-Party Release, and Direct Claims Injunction, based on the record established at the Confirmation Hearing and as set forth in the Confirmation Brief, the Gund Declaration and the other evidence presented, are set forth in the Court’s oral ruling at the Confirmation Hearing and below.

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70.Substantial Contribution. The Debtors have undertaken enormous efforts to secure substantial support for the Plan and substantial monetary contributions from the Foris Secured Parties. The Foris Secured Parties and their Related Parties extensively negotiated and assisted in formulating the Plan, entered into the Plan Support Agreement, have agreed to convert their respective Secured Claims into the Exit First Lien Facility and/or New Common Stock, with any remaining balance not so converted neither receiving nor retaining any property under the Plan, and are contributing in effect more than $81,390,000 in overall direct value for the Debtors’ junior creditors, notwithstanding that the Foris Secured Parties are not receiving payment in full of their senior Secured Claims. In exchange for the Debtor Release, Third-Party Release, and Direct Claims Injunction, the Foris Secured Parties have agreed to allocate Net Proceeds, which would otherwise be distributed to them, to fund the payments required under the Plan as follows: (a) to satisfy Allowed Administrative Claims, Allowed Professional Fees, and Allowed Priority Tax Claims, (b) U.S. Trustee Fees; (c) on account of the treatment of Classes 1, 2, 6, 7 and 8, (d) the Ad Hoc Cross-Holder Group Restructuring Expenses, (e) the Ad Hoc Group Restructuring Expenses, and (f) to provide the funding of the Estate Claims Settlement Consideration. In addition, Net Proceeds to which the Foris Secured Parties are otherwise entitled will be re-allocated to fund (or funds will be made available from the Foris Secured Parties and their Related Parties, including from an advance under the Exit First Lien Facility), the Estate Settlement, Third-Party Release Settlement Amount and Lavvan Settlement.
71.The DIP Lender also agreed to finance the Debtors’ operations during these Chapter 11 Cases by providing the DIP Facility in an amount of up to $190,000,000. Additionally, certain Foris Secured Lenders agreed to provide the $160,000,000 Exit First Lien Facility. Finally, the Debtors’ directors, managers, and officers, as well as the Creditors’

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Committee, the Creditors’ Committee’s Professionals, the Ad Hoc Group and its Professionals, certain creditors’ professionals and other agents, and the other Released Parties, have been instrumental in negotiating, formulating, and implementing the Restructuring Transactions contemplated by the Plan Support Agreement and the Plan.
72.The significant contributions and concessions of the Foris Secured Parties, on behalf of themselves and their Related Parties, contingent upon all of the Released Parties receiving a release and the benefit of the Direct Claims Injunction, have enabled the Debtors to propose a viable Plan and provide fair consideration for the Debtor Release, Third-Party Release, and Direct Claims Injunction. Without the Debtor Release, Third-Party Release, and Direct Claims Injunction, the Debtors could not reorganize and the Reorganized Debtors would confront ongoing litigation expense, delay and distraction, which would undermine their reorganization. Without the Plan, the vast majority of the Debtors’ creditors will receive less than the recoveries made available to creditors under the Plan, and no recovery will be available for Holders of Interests. The significant contributions and concessions, contingent upon the Released Parties receiving a release and the benefit of the Direct Claims Injunction, have enabled the Debtors to propose a viable Plan.
73.Essential to the Reorganization. The Debtor Release, Third-Party Release, and Direct Claims Injunction are essential to the Debtors’ reorganization because they (a) constitute integral terms of the Plan Support Agreement and the Plan -- the agreements underpinning the entirety of these Chapter 11 Cases; (b) implement the shared identity of interests among the stakeholders; and (c) remove the uncertainty, cost, delay and distraction of litigation (and the resulting negative impact on the Reorganized Debtors’ potential for success) that would be imposed upon and would burden the Reorganized Debtors absent the Debtor Release, Third-

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Party Release, and Direct Claims Injunction. Indeed, absent the Debtor Release, Third-Party Release and Direct Claims Injunction, it is highly unlikely the Released Parties would have agreed to support the Plan and the restructuring transactions contemplated therein. In the event that the Debtors sought Confirmation of a plan without the Debtor Release, the Third-Party Release, and Direct Claims Injunction, the Released Parties are not willing, and are not obligated, to make their contributions under the Plan. The significant contributions and concessions, contingent upon the Released Parties receiving a release and the benefit of the Direct Claims Injunction, have enabled the Debtors to propose a viable Plan.
74.Overwhelming Support. As demonstrated in the Voting Declaration, all Voting Classes voted to accept the Plan, which includes the Debtor Release, Third-Party Release, and Direct Claims Injunction. Moreover, key creditor constituencies in these Chapter 11 Cases—the Creditors’ Committee, the Ad Hoc Group, the Ad Hoc Cross-Holder Group, Lavvan, Givaudan and DSM—affirmatively support the Debtor Release, the Third-Party Release, and Direct Claims Injunction. Further, the Creditors’ Committee, members of the Ad Hoc Group, members of the Ad Hoc Cross-Holder Group, and DSM each have executed the Plan Support Agreement agreeing to support a plan that contains the Debtor Release, Third-Party Release, and Direct Claims Injunction. Lavvan and Givaudan also support the Debtor Release, Third-Party Release and Direct Claims Injunction. Notably, as set forth in the Voting Report, notice of the Plan, along with ballots and/or opt-out forms, was served on (a) approximately 1,085 creditors, of which only nine creditors returned valid opt-outs from the releases under the Plan totaling less than 1% of creditor opt-out form/ballots; and (b) approximately 16,580 equity holders, of which 452 returned opt-outs from the releases under the Plan, totaling less than 3% of equity opt-out forms/ballots. All of this indicates overwhelming support for the Plan by the holders of Claims

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and Interests primarily affected by the releases, including the Third-Party Release and Direct Claims Injunction.
75.Identity of Interest. An identity of interest exists between the Debtors and the Released Parties. Each Released Party, as a stakeholder and critical participant in the Plan process, shares a common goal with the Debtors in seeing the Debtors reorganize. Like the Debtors, these parties seek to have the Plan confirmed and implement the transactions contemplated thereunder, such that the Reorganized Debtors can emerge from chapter 11. Moreover, with respect to certain of the releases—e.g., those releasing the Foris Secured Parties and Debtors’ current and former directors and officers—there is a clear identity of interest supporting the release because of certain existing indemnification obligations.
76.Satisfaction of Claims and Interests. The Plan provides for meaningful recoveries for all Classes affected by the Debtor Release, Third-Party Release, and Direct Claims Injunction. The Holders of Claims and Interests are receiving treatment under the Plan far superior to (or no worse than) what they would receive in a liquidation, largely due to the efforts, contributions, and concessions made by the Released Parties. But for the Foris Secured Parties agreeing to not be paid in full and to allow distributions to be made to junior stakeholders, unsecured creditors and equity holders would receive no distribution from the Estates.
77.Record Supports Specific Findings. The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the Debtor Release, Third-Party Release, and Direct Claims Injunction.
78.For these reasons, the Debtor Release, the Third-Party Release, and Direct Claims Injunction are justified, are in the best interests of creditors, are an integral part of the Plan, and satisfy the key factors considered by courts in determining whether such releases are appropriate.

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79.The Third-Party Release is approved on a consensual basis. The consensual Third-Party Release, is (a) an integral part of the Plan, (b) fair, equitable, and reasonable, (c) given for good and valuable consideration, (d) necessary to the proposed reorganization, (e) reasonably tailored and only applicable to certain creditors (i.e., voting creditors who vote to accept the Plan; creditors entitled to vote who vote to reject the Plan or do not vote, but in either case do not opt out of granting the releases; creditors and Interest Holders who are deemed to accept or reject the Plan, but who do not opt out of granting the releases), (f) structured in a manner that adequately protects the rights of parties who do not opt out of granting the releases, and (g) in the best interests of the Debtors and their Estates and all other parties in interest. The release provisions contained in Article IX of the Plan and the ability to opt out of the Third-Party Release was highlighted in the Disclosure Statement, the applicable Ballots, the Notice of Non-Voting Status, and the related Confirmation Hearing notices, in order to alert Holders of Claims and Interests of the Third-Party Release and option to opt out of the consensual Third-Party Release. The Releasing Parties either (a) voted to accept the Plan; (b) abstained from voting on the Plan or voted to reject the Plan, but in either case have been afforded the opportunity to opt out of the Third-Party Release and did not opt out of granting the Third-Party Release; (c) are Unimpaired by the Plan and therefore presumed to accept the Plan, have been afforded the opportunity to opt out of the Third-Party Release, and did not opt out; or (d) are Holders of Impaired non-voting Claims or Interests and therefore deemed to reject the Plan, have been afforded the opportunity to opt out of the Third-Party Release, and did not opt out.
c.Exculpation Provision
80.Section IX.E of the Plan provides for the exculpation of (a) the Debtors; (b) the Creditors’ Committee; (c) Professionals for (a) and (b); (d) all officers and directors of any of the Debtors other than any Excluded Party; and (e) persons who acted as agents for (a) and (b) and,

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in doing so, assumed fiduciary obligations of the principal (the “Exculpated Parties”), for any action taken or omitted to be taken in connection with or related to the Chapter 11 Cases, except for acts determined in a final order to have constituted actual fraud, gross negligence, or willful misconduct (the “Exculpation Provision”).
81.The Exculpation Provision is appropriately tailored to address acts or omissions arising in connection with the Chapter 11 Cases and excludes acts of actual fraud, gross negligence or willful misconduct. The Exculpated Parties were critical in the negotiation and formulation of (a) the Plan Support Agreement, which set forth the basic key terms of the Plan, and (b) the Plan, which provides for the restructuring of the Debtors’ balance sheet and business and the payment of administrative and priority claims and material recoveries for unsecured creditors.
d.Injunction
82.The injunction provisions set forth in section IX.F of the Plan (the “Plan Injunction Provision”) are essential to the Plan and are necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation. The injunction provisions are appropriately tailored to achieve these purposes and allow for and facilitate the implementation of the Plan and its specified treatment of Claims and Interests by permanently enjoining all entities from commencing or maintaining any action and taking other similar or related acts against, inter alia, the Debtors, the Estates, the Reorganized Debtors, the Creditor Trust and other specified parties as set forth in section IX.F. The Plan Injunction Provision is a necessary and appropriate provision of the Plan because it provides a mechanism to enforce the terms of the Plan and prevents third parties from commencing litigation against the Released Parties simply to launch a collateral attack on the Plan in another forum.

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e.Preservation of Causes of Action
83.Pursuant to section 1123(b)(2) of the Bankruptcy Code, section IV.Q of the Plan provides that each Reorganized Debtor or the Creditor Trust, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors and their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Released Claims.
84.The Reorganized Debtors or the Creditor Trust, as applicable, may pursue such retained Causes of Action, as appropriate. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any retained Cause of Action against it as any indication that the Debtors, the Reorganized Debtors, or the Creditor Trust, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors, the Reorganized Debtors, and the Creditor Trust expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity (other than the Causes of Action and Direct Claims released under the Plan and subject to the exculpations contained in the Plan). Unless any Causes of Action or Direct Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order (and for the avoidance of doubt, any Causes of Action on the Schedule of Retained Causes of Action shall not be expressly relinquished, exculpated, released, compromised, or settled in the Plan), the Reorganized Debtors or the Creditor Trust, as applicable, expressly reserve all retained Causes of Action for later adjudication and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or

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otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
85.The Reorganized Debtors and the Creditor Trust, as applicable, reserve and shall retain such retained Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action against any Entity shall vest in the Reorganized Debtors or the Creditor Trust, as applicable. The applicable Reorganized Debtors or the Creditor Trust, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors or the Creditor Trust, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court except as otherwise released under the Plan.
f.Release of Liens
86. The Release of Liens described in section I.X.B of the Plan is necessary to implement the Plan. The provisions of the Release of Liens are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.
(xi)Additional Plan Provisions — Section 1123(b)(6)
87.The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the

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Bankruptcy Code. The failure to address a provision of the Plan specifically in this Confirmation Order shall not diminish or impair the effectiveness of the Plan or this Confirmation Order.
(xii)Cure of Defaults—Section 1123(d)
88.Section VI.D of the Plan provides for the satisfaction of Cure costs associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall, in accordance with the Schedule of Proposed Cure Amounts, pay all Cure costs relating to Executory Contracts and Unexpired Leases that are being assumed under the Plan. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all objections to any Cures set forth in the Schedule of Proposed Cure Amounts was required to be Filed with the Bankruptcy Court on or before 14 days after the service of the Schedule of Proposed Cure Amounts on affected counterparties. That date for such objections was November 7, 2023 Any such request that was not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure costs shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure costs; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure costs despite the failure of the relevant counterparty to file such request for payment of such Cure costs. The Reorganized Debtors also may settle any disputes related to Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan was required to be Filed with the

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Bankruptcy Court on or before 14 days after the service of notice of assumption on affected counterparties. Such deadline was also November 7, 2023. Any such objection that was timely filed was heard by the Bankruptcy Court at the Confirmation Hearing or such other time set by the Court. Any counterparty to an Executory Contract or Unexpired Lease that failed to timely object to the proposed assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease is deemed to have consented to such assumption or assumption and assignment. As part of the Plan Supplement, the Debtors Filed the Schedule of Proposed Cure Amounts, which listed a proposed Cure amount, based on the Debtors’ books and records, for each Executory Contract and Unexpired Lease to be assumed. The counterparties to such Executory Contracts and Unexpired Leases therefore received adequate notice of such proposed Cure amount, with an adequate opportunity to dispute and be heard in connection therewith. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.
89.Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
X.Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2)
90.The Debtors have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

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b.has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and
c.complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Bankruptcy Rules, any applicable non-bankruptcy Law, rule, and regulation, the Conditional Disclosure Statement Order, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.
Y.Plan Proposed in Good Faith—Section 1129(a)(3)
91.The Debtors have proposed the Plan in good faith and not by any means forbidden by Law. In so determining, this Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, including the Declarations, the Plan, the Disclosure Statement, the Plan Support Agreement, the Lavvan Settlement, the settlements with DSM and Givaudan, the process leading to Confirmation, including the overwhelming support of Holders of Claims for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from these Chapter 11 Cases with a capital and organizational structure that will allow them to conduct their businesses.
92.The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, Foris, Ad Hoc Group, Creditors’ Committee, and the Ad Hoc Cross-Holder Group, among others. The Plan is also the product of good faith, arm’s length negotiations by and among the Debtors, the Foris Secured Parties, Lavvan, Givaudan and DSM. The Plan itself and the process leading to its formulation provides independent evidence of the Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors Filed the

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Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.
Z.Payment for Services or Costs and Expenses—Section 1129(a)(4)
93.The procedures set forth in the Plan for this Court’s review and ultimate determination of the fees and expenses to be paid to Professionals by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.
AA.Directors, Officers, and Insiders—Section 1129(a)(5)
94.The identities, or process for appointment, of the Reorganized Debtors’ directors (the “New Board”) proposed to serve after the Effective Date were disclosed (to the extent known) in the Plan Supplement. The appointment to, or continuance in, such office of such persons is consistent with public policy. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. As of the Effective Date, the members of the Board of Directors that are not continuing on the New Board are relieved of any further obligations.
BB. No Rate Changes—Section 1129(a)(6)
95.Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission.

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CC. Best Interests of Creditors—Section 1129(a)(7)
96.The liquidation analysis attached as Exhibit D to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.
DD. Acceptance by Certain Classes—Section 1129(a)(8)
97.The Deemed Accepting Classes are the Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes are the Impaired Classes, each of which is entitled to vote on the Plan. As evidenced by the Voting Report, each of the Voting Classes have voted to accept the Plan. Pursuant to the Plan, Holders of Claims in Class 12 and Holders of Interests in Class 14 receive no recovery on account of their Claims and Interests and are deemed to have rejected the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Rejecting Classes and Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to such Classes as set forth herein, and thus satisfies section 1129(b) of the Bankruptcy Code.

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EE. Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9)
98.The treatment of Allowed Administrative Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan, and Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.
FF. Acceptance by At Least One Impaired Class—Section 1129(a)(10)
99.As evidenced by the Voting Report, at least one Voting Class voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), as specified under the Bankruptcy Code. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.
GG. Feasibility—Section 1129(a)(11)
100.The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation proffered or adduced by the Debtors at, prior to, or in the Declarations Filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

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HH. Payment of Fees—Section 1129(a)(12)
101.Article II.E of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a). Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.
II. Continuation of Employee Benefits—Section 1129(a)(13)
102.Article IV.P of the Plan provides that a management incentive plan may be established and grants may be made from time to time to employees, officers, and directors of the Reorganized Debtors at the discretion of the New Board effective as of the Effective Date. The terms and conditions (including, without limitation, with respect to participants, allocation, timing, and the form and structure of the equity-link awards) shall be determined at the discretion of the New Board after the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.
JJ. Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16)
103.Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.
KK. “Cram Down” Requirements—Section 1129(b)
104.Notwithstanding the fact that the Rejecting Classes has rejected the Plan and Deemed Rejecting Classes have been deemed to reject, the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code have been met. Second, the Plan is fair and equitable with respect to the Rejecting Classes and the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Class will

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receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim in a Class senior to such Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims and Interests in the Rejecting Classes and the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Rejecting Classes and the Deemed Rejecting Classes because similarly situated creditors and interest holders will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.
LL. Only One Plan—Section 1129(c)
105.The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.
MM. Principal Purpose of the Plan—Section 1129(d)
106.No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.
NN. Not Small Business Cases—Section 1129(e)
107.The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.
OO. Good Faith Solicitation—Section 1125(e)
108.Based on the record before the Bankruptcy Court in these Chapter 11 Cases, including the evidence presented at the Confirmation Hearing, the Debtors and each of the

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Debtors’ current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), and any and all Affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the Chapter 11 Cases and support of the Plan and its consummation, including, among other things, the execution, delivery, and performance of and under the Plan Support Agreement, the negotiation and implementation of the Restructuring Transactions, the issuance of the New Common Stock, the extension of financing under the DIP Facility, the Exit First Lien Facility, and solicitation of acceptances of the Plan, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in section IX.E. of the Plan.
PP. Satisfaction of Confirmation Requirements
109.Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with Confirmation and all evidence and arguments made, proffered or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.
QQ. Likelihood of Satisfaction of Conditions Precedent to the Effective Date
110.Each of the conditions precedent to the Effective Date, as set forth in section X.C of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with section X.D of the Plan.
RR. Implementation
111.All documents necessary to implement the Plan and all other relevant and necessary documents, including, but not limited to, the documents contained in the Plan

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Supplement (including, but not limited to, the Plan Support Agreement, the Creditor Trust Agreement, the Plan Administrator Agreement, the Exit First Lien Facility Documents, the New Organizational Documents, the Lavvan Settlement Agreement, the Amended Givaudan Contracts, and the Amended DSM Contracts are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors and their Estates, and shall, upon completion of documentation and execution and delivery, be valid, binding, and enforceable in accordance with their respective terms and conditions. The Debtors have exercised reasonable business judgment in determining to enter into these documents and the documents have been negotiated in good faith and at arm’s length. The Debtors, the Reorganized Debtors, and the Creditor Trustee, as applicable, are authorized, without any further notice to or action, order or approval of the Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.
SS. Disclosure of Facts
112.The Debtors have disclosed all material facts regarding the Plan, including with respect to the Plan Support Agreement, the Creditor Trust Agreement, the Exit First Lien Facility, and the New Organizational Documents, prior to or at the Confirmation Hearing, and the fact that each applicable Debtor that will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations, as set forth in the Plan.
TT. Valuation
113.The evidence with respect to the valuation analysis of the Debtors introduced in connection with the Confirmation Hearing and in the Declarations provides the basis for and supports the treatment provided to Holders of Claims and Interests under the Plan, is reasonable,

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persuasive, and credible, and uses reasonable and appropriate methodologies and assumptions. Given such enterprise value of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, the Plan’s treatment of Claims and Interests is appropriate and reasonable.
ORDER
IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

114.Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it is deemed so, and vice versa
115.Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into, and are an integral part of, this Confirmation Order.
116.This Confirmation Order approves the Plan Supplement, including the documents contained therein and the agreements and transactions described therein (including the Restructuring Transactions), as they may be amended through and including the Effective Date in accordance with and as permitted by the Plan, subject to the consent rights set forth therein and in the Plan Support Agreement, the Exit First Lien Facility Agreement, and all other Definitive Documents. The terms of the Plan, including the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order; provided that if there is any direct conflict between the terms of the Plan and the terms of this

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Confirmation Order, the terms of this Confirmation Order shall control solely to the extent of such conflict.
117.Objections Overruled. To the extent any objections (including any reservations of rights, joinders, or statements contained therein) to Confirmation have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), except with respect to unresolved Cure disputes and objections to the assumption or rejection of Executory Contracts and Unexpired Leases, are hereby overruled in their entirety and on the merits.
118.All objections to Confirmation not Filed and served prior to the deadline for Filing objections to the Plan set forth in the Confirmation Hearing Notice (as may have been extended by the Debtors), if any, are deemed waived and shall not be considered by the Court.
119.Deemed Acceptance of Plan. The Plan and this Confirmation Order include modifications that were made by the Debtors post-solicitation (the “Plan Modifications”) to document settlements embodied into the Plan, address concerns raised by parties in interest and are non-material, do not materially or adversely change the treatment of any Claims or Interests, and do not cause the Plan to fail to meet any of the requirements of sections 1122 or 1123 of the Bankruptcy Code. The Plan Modifications comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Moreover, the Debtors’ key constituents affected by the Plan Modifications support these changes. Accordingly, no additional solicitation or disclosure was required on account of the Plan Modifications and all Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan

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as modified, revised, supplemented, or otherwise amended. No Holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.
120.No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable Law, no action of the respective directors, managers, members, or equity holders of any of the Debtors is required to authorize any of the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including each Definitive Document, and the appointment and election of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors.
121.Subject to the terms of the Plan Support Agreement and Article V of the Plan, the Debtors, the Reorganized Debtors, the Plan Administrator and the Creditor Trustee, as applicable, are also authorized from and after the date of entry of this Confirmation Order to negotiate, execute, issue, deliver, implement, File, or record any contract, instrument, release, or other agreement or document or take any action necessary or appropriate to implement the transactions contemplated by the Plan.
122.Binding Effect. Subject to section X.C of the Plan, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, on the date of and after entry of this Confirmation Order (but subject to the occurrence of the Effective Date), the terms of the Plan and the Restructuring Transactions (and any documents related or ancillary thereto, including any Liens and security interests and, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and not subject

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to avoidance or other challenge, legal or otherwise, and deemed binding upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan and whether or not the Claim or Interest of such Holder is Impaired under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, upon the Effective Date, the provisions of this Confirmation Order and the Plan shall apply and be binding and enforceable notwithstanding any otherwise applicable non-bankruptcy Law.
123.Incorporation by Reference. The terms and provisions of the Plan are incorporated by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, the Definitive Documents, and all other relevant and necessary documents shall, on and after the Effective Date, be binding in all respects upon, and shall inure to the benefit of the Reorganized Debtors, the Debtors, their Estates and their creditors and equity holders, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Interests, all Holders of any Claims, whether known or unknown, including, but not limited to, all contract counterparties, leaseholders, governmental units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar Entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns.

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124.Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Plan Supplement and the Restructuring Transactions and the vesting of the Creditor Trust Assets into the Creditor Trust), or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action of the Debtors that are not released, waived, or extinguished pursuant to the Plan, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions, free and clear of all Liens, Claims, charges, encumbrances, or other interests (except as otherwise provided for in, or permitted under, the Exit First Lien Facility Documents). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.
125.Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Exit First Lien Facility Documents, the New Organizational Documents, the Creditor Trust Agreement, the Plan Administrator Agreement, and any other Definitive Document are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to or order of this Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions

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had been deemed taken by unanimous action of such officers, directors, managers, members, or equity holders.
126.Means for Implementation of the Plan. Each of the provisions governing the means for implementation of the Plan set forth in Article IV of the Plan shall be, and hereby are, approved in all respects. The Debtors are authorized to take all actions reasonably necessary to implement the Plan on the terms set forth in Article IV of the Plan. Further, upon the Effective Date, the Debtors or Reorganized Debtors, as applicable, are authorized to make or cause to be made the payments or other distributions set forth in the Plan.
127.Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.
128.Release, Exculpation, Discharge, and Injunction Provisions. The releases, exculpations, discharge, injunction, and related other provisions in Article IX of the Plan are incorporated herein in their entirety, are approved and authorized in their entirety, and such provisions are immediately effective and binding on the Effective Date on all parties and Entities to the extent provided therein and in this Confirmation Order. Specifically, pursuant to Article IX.D. of the Plan, as of the Effective Date, the Released Parties are deemed forever released and discharged by the Releasing Parties, which Releasing Parties include, without limitation, as to clauses (f) and (g) of the definition of Releasing Parties in the Plan: (i) all Holders of Claims against the Debtors; and (ii) all persons who hold Interests in the Parent, in each case, who have a Direct Claim and who are deemed to have consented to granting the Third-Party Release

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through the following methods: (x) for Holders of Claims (i) who are entitled to vote on the Plan and vote to accept the Plan, (ii) who are entitled to vote on the Plan and (a) vote to reject the Plan or (b) abstain from voting on the Plan and, in either case, do not exercise their right, as provided in the Ballot, to opt out of granting the Third-Party Release, and (y) for Holders of Claims and Interests who are deemed to accept or reject the Plan, are provided with a notice of non-voting status affording them the right to opt out of the Third-Party Release, and do not exercise such right to opt out. As of the Effective Date, each Releasing Party shall be subject to the Direct Claims Injunction set forth in Article IX.G. of the Plan, and no Releasing Party shall possess standing to assert Direct Claims against Released Parties after the Effective Date.
129.Preservation of Causes of Action. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, each Reorganized Debtor or the Creditor Trust, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and, as applicable, the Reorganized Debtors’ and the Creditor Trust’s rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than any Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX thereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

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130.The provisions regarding the preservation of Causes of Action in Article IV.Q of the Plan are approved in their entirety, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors and their Estates.
131.Executory Contracts and Unexpired Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article VI of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption, assumption and assignment, Cure, or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases will be deemed rejected by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that: (a) are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (b) have previously expired or terminated pursuant to their own terms or agreement of the parties thereto; (c) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (d) are identified in section VI.F of the Plan as contracts to be assumed; (e) are the Amended DSM Contracts; (f) are the Amended Givaudan Contracts; or (g), as of the Effective Date, the subject of (i) a motion to assume that is pending or (ii) an order of the Bankruptcy Court that is not yet a Final Order.
132.The assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, or the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Proposed Cure Amounts, are hereby approved pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired

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Leases pursuant to the Plan are effective as of the Effective Date. Notwithstanding anything herein to the contrary, the effective date of the rejection of any such Unexpired Lease shall be the later of (a) the Effective Date and (b) the date upon which the Debtors notify the landlord in writing (e-mail being sufficient) that they have surrendered the premises to the landlord and returned the keys, key codes, or security codes, as applicable. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, including in accordance with any amendments executed by the Debtors and the counterparties to the applicable Executory Contract or Unexpired Lease during these Chapter 11 Cases and effective upon assumption by the Debtors, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Confirmation Date shall be subject to approval by a Final Order on or after the Confirmation Date in accordance with any applicable terms herein, unless otherwise settled by the applicable Debtors and counterparties.
133.Except as otherwise provided in the Plan or agreed to by the Debtors (with the consent of the Foris Secured Parties) and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or

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Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.
134.All assumed Executory Contracts or Unexpired Leases will be enforceable by the Reorganized Debtors in accordance with their terms notwithstanding any provision in such contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, will be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned under the Plan (including any “change of control” provision) restricts, conditions, or prevents, or purports to restrict, condition, or prevent, or is breached or deemed breached by, the Debtors’ assumption or assumption and assignment of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.
135.Any counterparty to an assumed Executory Contract or Unexpired Lease that failed to timely (a) file an objection asserting that amounts were due as a result of a Debtor’s monetary default under an Executory Contract or Unexpired Lease to be assumed under the Plan, or (b) otherwise object to the Debtors’ assumption of an Executory Contract and Unexpired Lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), will be (x) deemed to have consented to the such proposed assumption, (y)

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deemed to have forever released and waived such objections, (y) forever barred from being heard on such objections, and (z) forever barred from imposing or charging against any Reorganized Debtor any accelerations, increases or any other fees as a result of any assumption under the Plan, provided that nothing in this section shall diminish any rights of DSM-Firmenich or Givaudan to object to assumption, assignment or rejection of any contracts as provided elsewhere in this Order.
136.Plan Supplement. The Debtors reserve the right to alter, amend, modify, or supplement any document in the Plan Supplement in accordance with the Plan and the Plan Support Agreement, in accordance with the consent rights set forth therein, at any time before the Effective Date or any such other date as may be provided for by the Plan or by order of this Court. To the extent any document intended to be in the Plan Supplement is not attached to the Plan Supplement as of the entry of this Confirmation Order, such document is approved to the extent it is consistent with this Confirmation Order, the Plan, and the Plan Support Agreement (including any applicable consent rights and approval requirements set forth therein).
137.Restructuring Transactions. Subject to the terms of the Plan Support Agreement, the Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order (but subject to the occurrence of the Effective Date), to enter into and take all steps desirable or necessary to effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Plan Support Agreement, the Exit First Lien Facility Documents, the Plan, the Plan Supplement, the Lavvan Settlement, the Amended Givaudan Contracts, the Amended DSM Contracts or the New Organizational Documents, as the same may be modified from time to time prior to the Effective Date and may take any actions as may be necessary or appropriate

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to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions (including the deemed contributions of Claims or the transfers of assets of and/or Claims and Liens against a Debtor or a Reorganized Debtor or its property) are hereby approved and shall be deemed not to constitute a fraudulent conveyance, fraudulent transfer, or undervalue transaction or any similar avoidable or voidable transaction and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute an unfair preference or a preferential transfer, fraudulent conveyance, or any similar avoidable or voidable transaction under the Bankruptcy Code or any applicable Law, whether federal, state, or foreign Law. Except as otherwise provided in the Plan or the Plan Supplement, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable Law in the jurisdiction in which such applicable Debtor is incorporated or formed. The Debtors or the Reorganized Debtors, as applicable, are hereby authorized, immediately upon entry of this Confirmation Order, without the need to seek any third-party consents, corporate approvals, or further approvals of this Court, to take any and all actions necessary to implement the Restructuring Transactions, including the transfers of assets of and/or Claims and Liens against a Debtor or a Reorganized Debtor or its property.
138.Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan, the Plan Supplement, or the Confirmation

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Order, or any agreement, instrument, or other document incorporated therein, and other than as to the DIP Facility Claims and Foris Prepetition Secured Claims rolled up (or assumed by the Reorganized Debtors), converted, exchanged, refinanced or amended and restated, into the Exit First Lien Facility or New Common Stock, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, released, discharged, and of no force and effect without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, and the Agents and the Convertible Notes Trustee, as applicable, shall be released from all duties thereunder and shall have no further obligation or liability thereunder except as expressly provided in the Plan. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VII of the Plan, to the extent cancelled pursuant to this paragraph, the Debt Documents shall continue in effect solely to the extent necessary to: (a) permit Holders of Claims under Debt Documents to receive their respective Plan Distributions, if any; (b) permit the Disbursing Agent or the Convertible Notes Trustee, as applicable, to make Plan Distributions on account of the Allowed Claims under the Debt Documents; (c) preserve the Convertible Notes Trustee’s rights to compensation and indemnification as against Plan Distributions distributable to the Holders of the Convertible Notes Claims, including to permit the Convertible Notes Trustee to maintain, enforce, and exercise its charging liens against such Plan Distributions; (d) preserve any rights of the Agents and Convertible Notes Trustee (solely as to Plan Distributions) thereunder to

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maintain, exercise, and enforce any applicable rights of indemnity, reimbursement, or contribution, or subrogation or any other claim or entitlement; (e) permit the Convertible Notes Trustee to enforce any obligation owed to the Convertible Notes Trustee under the Plan; and (f) permit each Agent and Convertible Notes Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court. Except as provided in the Plan or the Plan Supplement (including Article VII of the Plan) or as may be necessary to effectuate the terms of the Plan, on the Effective Date, the Agents and Trustees, and their respective agents, successors, and assigns, shall be automatically and fully discharged of all of their duties and obligations associated with the Debt Documents, as applicable.
139.Distributions. The procedures governing distributions contained in Article VII of the Plan shall be, and hereby are, approved in their entirety.
140.Subordination. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto; provided, however, this paragraph 138 shall not apply to the Allowed Lavvan Secured Claim in Class 6 so long as the Lavvan Settlement Agreement is approved (a) pursuant to this Confirmation Order and becomes effective on the Effective Date or (b) on the Rule 9019 Closing Date (as defined in the Lavvan Settlement Agreement) after entry of an order approving the Lavvan Settlement Agreement.
141.Indemnification. Except as otherwise provided in this Confirmation Order, all indemnification provisions, consistent with applicable Law, in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements,

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employment contracts, or otherwise) for current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Plan on the same terms that existed prior to the Effective Date; provided that nothing herein shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date.
142.Upon the Effective Date, the Debtors’ existing D&O Liability Insurance Policy expires and the Endorsement #94: “Run off Endorsement” will be in place and shall not be altered, amended or modified by the Plan. For the avoidance of doubt, the Reorganized Debtors do not assume any indemnification obligation for any insured under the Debtors’ D&O Liability Insurance Policies, including, but not limited to, any Excluded Party who is an insured under the Debtors’ D&O Liability Insurance Policies, and no insured, including any Excluded Party, shall have any recourse to the Reorganized Debtors with respect to any such indemnification obligation under such policies.
143.Exit First Lien Facility. On the Effective Date, the Reorganized Debtors shall be authorized to execute and deliver the Exit First Lien Facility Documents and all other agreements, instruments, certificates, and other documents required therein, in each case, without further notice to, or order of, the Bankruptcy Court, any act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any person, other than as expressly required by the Exit First Lien Facility Documents..
144.To the extent not already approved, Confirmation of the Plan shall be deemed approval of the Exit First Lien Facility and the Exit First Lien Facility Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Debtors and the Reorganized Debtors in connection

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therewith, including the payment of all fees, indemnities, expenses, and other payments provide for therein and authorization of the Debtors and the Reorganized Debtors to enter into and execute the Exit First Lien Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit First Lien Facility. Execution of the Exit First Lien Facility Documents by the Exit First Lien Facility Agent shall be deemed to bind all Exit First Lien Facility Lenders as if each such Exit First Lien Facility Lender had executed the applicable Exit First Lien Facility Documents with appropriate authorization.
145.On the Effective Date, the Liens and security interests granted in accordance with the Exit First Lien Facility Documents, pursuant to the DIP Order shall continue in full force and effect and: (i) shall be deemed to be granted; (ii) shall be legal, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit First Lien Facility Documents shall be senior, first priority, priming liens, on all of the assets of the Reorganized Debtors; (iii) shall be deemed automatically perfected on or prior to the Effective Date, subject only to such Liens and security interests as may be permitted under the respective Exit First Lien Facility Documents; and (iv) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever, shall not be subject to marshalling or any similar doctrine, and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law.
146.To the extent applicable, the Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that

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would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. Notwithstanding anything in the Plan to the contrary, the Bankruptcy Court’s retention of jurisdiction under this Order shall not extend to the enforcement of the documentation with respect to the Exit First Lien Facility or any rights or remedies relating thereto after the Effective Date.
147.The Plan Supplement identifies by amount and tranche the outstanding DIP Facility and/or Foris Prepetition Secured Loans that are amended and restated, rolled-over into indebtedness of the Reorganized Debtors, or assumed by the Reorganized Debtors as part of the Exit First Lien Facility.
148.New Organizational Documents. On or as soon as reasonably practicable after the Effective Date, except as otherwise provided in the Plan or the Plan Supplement and subject to local Law requirements, the New Organizational Documents (which shall be consistent with the Plan and the Plan Supplement) shall be automatically adopted or amended, as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan, the Plan Supplement, or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable Law of the respective state or country of organization. The New Organizational Documents will (a) authorize the issuance of the New

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Common Stock and (b) prohibit the issuance of non-voting equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code.
149.After the Effective Date, each Reorganized Debtor may amend and restate its respective New Organizational Documents as permitted by Laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.
150.Issuance of New Common Stock. The issuance of the New Common Stock on the Effective Date pursuant to the Plan is authorized without the need for any further corporate action and without any further action by Reorganized Amyris, the Debtors, or the Reorganized Debtors, as applicable, and without any action by the Holders of Claims or Interests or other parties in interest. All of the New Common Stock issued or authorized to be issued pursuant to the Plan shall, pursuant to the Restructuring Transactions, be duly authorized, validly issued, fully paid, and non-assessable. Any Entity’s acceptance of the New Common Stock shall be deemed to have provided its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date. The Holders of New Common Stock may allocate the New Common Stock among their Affiliates as designated by the Holders in their sole discretion.
151.The issuance of the New Common Stock pursuant to and under the Plan will be conducted in reliance upon one or more exemptions from registration under the Securities Act, which will include the exemption provided in section 1145 of the Bankruptcy Code to the fullest extent available.
152.The issuance of the New Common Stock shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable Law in any jurisdiction.

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153.Certain Securities Laws Matters. The New Common Stock being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local Law in reliance upon either: (a) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code); or (b) including with respect to an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code, pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption under the Securities Act).
154.Lavvan Settlement. The provisions of the Plan, including the Lavvan Settlement Agreement, filed as part of the Plan Supplement, incorporate and reflect a compromise and settlement by and among the Debtors, the Foris Secured Parties, and Lavvan. Pursuant to section 1123(b)(3) of the Bankruptcy Code, Bankruptcy Rule 9019, and Article IV of the Plan, and in consideration for the distribution and other benefits provided pursuant to the Plan, the provisions of the Plan and the Lavvan Settlement Agreement shall constitute a good faith compromise of Claims and controversies related to the Lavvan Claims, the Lavvan Proofs of Claim, the Lavvan Documents, the Lavvan Challenge-Period Adversary Proceeding, the Arbitration Award, the Lavvan Estimation Motion, the Lavvan Estimation and Claim Objection Discovery, the Lavvan Confirmation Discovery, the Lavvan 3018(a) Motion, and the DIP Order Appeal and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.
155.DSM Resolution. The Debtors are authorized to implement the terms of the DSM Term Sheet, the DSM Joinder, and the Amended DSM Contracts, and all such actions are ratified and confirmed. The Amended DSM Contracts shall be binding and effective upon the

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parties thereto as of the Effective Date. The Amended DSM Contracts must be in form and substance acceptable to DSM, the Debtors, and the Foris Secured Parties in their respective discretion exercised in accordance with the DSM Term Sheet.
156.Upon the Effective Date and entry into the Amended DSM Contracts:
a.The DSM Contracts shall be deemed assumed, assumed as amended, rejected, or terminated, as applicable, in accordance with the DSM Term Sheet, or as otherwise mutually agreed upon by the Debtors and DSM.
b.The Debtors shall enter into the DSM Plan Promissory Note and the DSM Plan Promissory Note Pledge Agreement; provided that the Exit First Lien Facility Documents shall be executed on the same date.
c.The (i) “Notice of termination of Collaboration Agreement,” sent by Amyris, Inc. on August 7, 2023 shall be null and void ab initio; (ii) Debtors and their Affiliates shall be forever estopped from asserting that the merger between certain affiliates of DSM resulting in the creation of DSM-Firmenich AG resulted in a breach of the Firmenich Collaboration Agreement, and (iii) Debtors and their Affiliates shall have no right or basis to terminate, or bring any claims under, any agreement with DSM or its Affiliates as a result of such merger.
d.The Debtors shall pay in full in cash all reasonable DSM professional fees, costs, and expenses that are (i) reimbursable under the DSM Loan Agreement and related documents, (ii) related to the agreements in the DSM Term Sheet, or (iii) incurred in connection with the Chapter 11 Cases (including all reasonable, supported fees and expenses of Latham & Watkins LLP and Young, Conaway, Stargatt & Taylor, LLP).6
e.Provided that Amyris has reached an agreement with Givaudan that DSM has confirmed satisfies the conditions in the DSM Term Sheet, DSM and Givaudan (subject to Definitive Documentation) will execute a mutual general release of all claims as of the Effective Date arising from, related to, in connection with, or with respect to the Bisabolol Supply Agreement and Givaudan Framework Supply Agreement and all documents and agreements related thereto.
f.The Debtors, the Foris Secured Parties, and DSM, on behalf of themselves and their Related Parties, shall execute a mutual general release with respect to any and all claims related to the Debtors and the Chapter 11 Cases as of the Effective Date, except those expressly assumed under the Plan and the Amended DSM Contracts.
6     For the avoidance of doubt, as provided in the Order Approving Stipulation Granting Adequate Protection Relief to DSM-Firmenich AG [Docket No. 676] (the “DSM AP Stipulation”), reimbursement of DSM’s professional fees, costs, and expenses shall be pursuant to the following procedures (and the procedures contained in Article II.C of the Plan shall not apply): Latham & Watkins LLP and Young Conaway Stargatt & Taylor, LLP shall send summary invoices to the Debtors, the U.S. Trustee and the Creditors’ Committee for review no later than ten (10) days prior to payment. None of the fees and expenses payable to DSM shall be subject to seeking prior approval of the Court, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court.

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157.Notwithstanding anything to the contrary contained in this Order, the Plan, or the DSM Term Sheet, in the event the Effective Date occurs but the Debtors have not entered into the Amended DSM Contracts and otherwise complied with all terms of the DSM Term Sheet, then:
a.DSM shall have all rights to object to and/or appeal (i) the amounts or classification of any of its Claims against the Debtors, (ii) the Plan’s treatment of the DSM Other Secured Claims, and (iii) the assumption and/or assignment of any DSM Contracts;
b.DSM shall be entitled to assert all rights (including its right to recover professional fees) under the DSM AP Stipulation and any Administrative Claims that DSM may have;
c.DSM’s rights in this paragraph exist regardless of whether such deadlines otherwise would have expired, and the Debtors and the Consenting Stakeholders shall have no right to challenge DSM’s ability (or timeliness) to assert an objection, appeal, or assert rights as provided in this paragraph; and
d.the Debtors and Consenting Stakeholders reserve all objections, counterclaims, rights to setoff, and other defenses to the any and all of DSM’s claims, objections, appeals, or other assertions.
158.For the avoidance of doubt, provided that the Amended DSM Contracts are implemented in full by the Effective Date (including entry into the required Definitive Documents) and DSM’s professional fees are paid as provided in paragraph 154(e) of this Confirmation Order, DSM is a “Released Party” and “Releasing Party” under the Plan; provided that DSM’s status as such shall not impact any rights of DSM surviving pursuant to the Amended DSM Contracts.
159.Givaudan Resolution.7 The Debtors are authorized to implement the terms of the Givaudan Term Sheet and the Amended Givaudan Contracts, and all such actions are ratified and confirmed. The Amended Givaudan Contracts shall be binding and effective upon the parties thereto as of the Effective Date. The Amended Givaudan Contracts must be in form and substance
7     Capitalized terms used in this section that are not defined in the Plan or in this Confirmation Order shall have the respective meanings ascribed to them in the Givaudan Term Sheet.

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acceptable to Givaudan, the Debtors, and the Foris Secured Parties in their respective discretion exercised in accordance with the Givaudan Term Sheet.
160.Upon the Effective Date and entry into the Amended Givaudan Contracts:
a.The Givaudan Contracts shall be deemed assumed, assumed as amended, rejected, or terminated, as applicable, in accordance with the Givaudan Term Sheet, or as otherwise mutually agreed upon by the Debtors and Givaudan.
b.Provided that Amyris has reached an agreement with DSM that Givaudan has confirmed satisfies the conditions in the Givaudan Term Sheet, DSM and Givaudan (subject to Definitive Documentation) will execute a mutual general release of all claims as of the Effective Date arising from, related to, in connection with, or with respect to the Bisabolol Supply Agreement and Givaudan Framework Supply Agreement and all documents and agreements related thereto.
c.The Debtors, the Foris Secured Parties, and Givaudan, on behalf of themselves and their Related Parties, shall execute a mutual general release with respect to any and all claims related to the Debtors and the Chapter 11 Cases as of the Effective Date, except those expressly assumed under the Plan and the Amended Givaudan Contracts.
161.Notwithstanding anything to the contrary contained in this Order, the Plan, or the Givaudan Term Sheet, in the event the Effective Date occurs but the Debtors have not entered into the Amended Givaudan Contracts and otherwise complied with all terms of the Givaudan Term Sheet, then:
a.Givaudan shall have all rights to object to and/or appeal (i) the amounts or classification of any of its Claims against the Debtors and (ii) the assumption and/or assignment of any Givaudan Contracts;
b.Givaudan shall be entitled to assert all rights under that certain Stipulation Resolving Motion of DSM-Firmenich to Compel Debtors’ Compliance With Section 365(n)(4) of the Bankruptcy Code [Docket No. 590-1] and any Administrative Claims that Givaudan may have;
c.Givaudan’s rights in this paragraph exist regardless of whether such deadlines otherwise would have expired, and the Debtors and the Consenting Stakeholders shall have no right to challenge Givaudan’s ability (or timeliness) to assert an objection, appeal, or assert rights as provided in this paragraph; and
d.the Debtors and Consenting Stakeholders reserve all objections, counterclaims, rights to setoff, and other defenses to the any and all of Givaudan’s claims, objections, appeals, or other assertions.

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162.For the avoidance of doubt, provided that the Amended Givaudan Contracts are implemented in full by the Effective Date (including entry into the required Definitive Documents), Givaudan is a “Released Party” and “Releasing Party” under the Plan; provided that Givaudan’s status as such shall not impact any rights of Givaudan surviving pursuant to the Amended Givaudan Contracts.
163.Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article X of the Plan.
164.Professional Compensation. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than forty-five days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court, including the Interim Compensation Order. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A. of the Plan, subject, however, to the capped amounts set forth in the defined terms Ad Hoc Group Restructuring Expenses, Ad Hoc Cros-Holder Group Restructuring Expenses and Creditors’ Committee Professionals Expenses.

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165.Ad Hoc Group Restructuring Expenses. If the Ad Hoc Group Acceptance Event has occurred and is continuing, the Debtors are authorized to pay in Cash in full pursuant to (and subject to) the terms and conditions of the Ad Hoc Group Fee Reimbursement Letter the Ad Hoc Group Restructuring Expenses. For avoidance of doubt, the Ad Hoc Group Restructuring Expenses shall not, in the aggregate amount, exceed $2,450,000.
166.Ad Hoc Cross-Holder Group Restructuring Expenses. If the Ad Hoc Cross-Holder Group Acceptance Event has occurred and is continuing, the Debtors are authorized to pay in Cash in full the Ad Hoc Cross-Holder Group Restructuring Expenses. For avoidance of doubt, the Ad Hoc Cross-Holder Group Restructuring Expenses shall not, in the aggregate amount, exceed $450,000.00. The Ad Hoc Cross-Holder Group Restructuring Expenses are being paid by the Debtors as a settlement payment under the Plan in consideration for, among other things, the Ad Hoc Cross-Holder Group’s agreement to resolve its Motion for Appointment of Examiner Pursuant to 11 U.S.C. § 1104(c) [Docket No. 651], subject to the occurrence of the Ad Hoc Cross-Holder Group Acceptance Event and the terms and provisions of any Joinder of the Ad Hoc Cross-Holder Group to the Plan Support Agreement.
167.Cooperation by the Depository Trust Company (“DTC”). DTC, and any participants and intermediaries, shall fully cooperate and facilitate distributions, as applicable, pursuant to the Plan. DTC (or another similar depository) shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock to be issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan,

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including, for the avoidance of doubt, whether the New Common Stock to be issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.
168.Section 1146(a) Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person, including, without limitation, the Creditor Trust) of property under the Plan or pursuant to (a) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock and the Exit First Lien Facility, (b) the Restructuring Transactions, (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (d) the making, assignment, or recording of any lease or sublease, (e) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit First Lien Facility, (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, or (g) the Third-Party Release Settlement shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment (except, in each case, to the extent required under applicable UK Law or any other foreign Law), and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any

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such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing, other than in respect of any tax imposed under applicable UK Law or any other foreign Law), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
169.Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, File, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions and this Confirmation Order, without payment of any stamp tax or similar tax imposed by state, local, or foreign Law, or, to the extent such Persons or Entities are not identified by the Debtors or the Reorganized Debtors,

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as applicable, after reasonable due inquiry, the Debtors or the Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity.
170.Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.
171.Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms (as they same may be expressly modified by this Confirmation Order); (b) integral to the Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be subject to and consistent with the Plan Support Agreement and Article XI.A of the Plan; and (c) nonseverable and mutually dependent.
172.Ownership and Control. The consummation of the Plan shall not constitute a change in ownership or change in control, as such terms are used in any statute, regulation, contract, or agreement, including any assumption, assumption and assignment, insurance agreement, mortgage, letter of credit, or hedging arrangement, in effect on the Effective Date and to which any Debtor is a party or under any applicable law of any unit of government.
173.Dissolution of Certain Debtors. On the Effective Date, (a) Amyris Clean Beauty, Inc.; (b) Upland1, LLC; (c) Adno Shell, Inc. fka Onda Beauty, Inc.; (d) Amyris-Olika, LLC; (e) Clean Beauty 4U LLC; (f) Clean Beauty 4U Holdings, LLC; (g) Clean Beauty Collaborative Inc.; and (h) Amyris Fuels, LLC, shall be deemed dissolved without the need for

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any further approvals, authorizations, or consents, but subject in all respects to the terms of the Plan.
174.Post-Confirmation Modifications. In accordance with section XI.A of the Plan, without need for further order or authorization of the Court, the Plan, the Plan Supplement, and any and all other documents that are necessary or desirable to effectuate the Plan may be amended or modified, subject to the terms and conditions (including any applicable consent rights and consultation rights) set forth therein or in the Plan Support Agreement. Subject to those restrictions on modifications set forth in the Plan and the Plan Support Agreement, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in this Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI.A of the Plan.
175.Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable federal, state, or foreign Law.
176.Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with this

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Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.
177.Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the Laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement, including the documents contained in the Plan Supplement, the implementation and consummation of the Restructuring Transactions, and any other documents that are necessary or desirable to implement or consummate the Restructuring Transactions.
178.Reporting. After entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall have no obligation to File with this Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or the Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Court, including obligations to provide (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases and (b) monthly operating reports (even for those periods for which a monthly operating report was not Filed before the Confirmation Date); provided that the Debtors or the Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements in accordance with Article II.E of the Plan.
179.Notices of Confirmation and Effective Date. The Reorganized Debtors shall cause to be served a notice of entry of this Confirmation Order and the occurrence of the

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Effective Date (as may be revised to the applicable Debtors, the “Notice of Effective Date”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within seven days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed the Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Confirmation Hearing Notice, this Confirmation Order, and the Notice of Effective Date are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.
180.Failure of Consummation. If Consummation does not occur for a Debtor, the Plan and the findings in this Confirmation Order shall be null and void in all respects as to such Debtor and nothing contained in the Plan, the Disclosure Statement, or the Plan Support Agreement as to such Debtor shall, in each case as to such Debtor: (a) constitute a waiver or release of any claims by the Debtors, Claims, or Interests; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity; provided that the provisions of the Plan Support Agreement that survive termination thereof on account of a failure of the Effective Date to occur shall remain in effect in accordance with the terms thereof.
181.Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code.

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182.Waiver of Fourteen-Day Stay. Notwithstanding Bankruptcy Rule 3020(e) or 6004, this Confirmation Order is effective immediately and not subject to any stay.
183.References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan and any related document, agreement, or exhibit be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.
184.Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
185.Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control, solely to the extent of such conflict.
186.Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof.
187.Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out, and related to, these Chapter 11 Cases, including the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

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188.Statutory Committee Dissolution. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the Chapter 11 Cases, provided, however, that the Creditors’ Committee will stay in existence solely for the limited purpose of filing and prosecuting applications for compensation.
189.Provisions Regarding Governmental Units. Nothing in this Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors. Nor shall anything in this Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence. Notwithstanding any provision of the Plan, this Order, or any implementing or supplementing plan documents, the United States' setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected; provided, that the foregoing provisions in this paragraph shall not diminish the scope of any exculpation to which any party is entitled under section 1125(e) of the Bankruptcy Code. Nothing in this Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Order or the Plan or to adjudicate any defense asserted under this Order or the Plan.
190.Provisions Regarding the Texas Comptroller of Public Accounts. Notwithstanding any term in the Plan or this Confirmation Order to the contrary as to the Texas Comptroller of Public Accounts (the “Comptroller”); (a) The Plan shall not release or discharge

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any entity, other than the Debtors or Reorganized Debtors, from any liability owed to the Comptroller for a tax debt, including interest and penalties on such tax. This provision is not an admission by any party that such liability exists; and (b) The Plan shall not limit the Comptroller’s setoff rights under 11 U.S.C. § 553. This provision is not an admission by any party that such setoff rights exist.
191.If the Reorganized Debtors fail to make a payment to the Comptroller pursuant to the terms of the Plan as to the Comptroller’s Priority Tax Claims, if any, and to cure such non-payment within ten (10) calendar days after service of written notice of default from the Comptroller, the Comptroller may (a) enforce the entire amount of its Claim, if any, (b) exercise all rights and remedies under applicable nonbankruptcy law, and (c) seek such relief as may be appropriate in this Court. Notice of the non-payment shall be served by first class mail upon the Reorganized Debtors at: 5885 Hollis St., Suite 100, Emeryville, CA 94608, Attn: Chief Executive Officer, and upon Debtor’s attorney at Pachulski Stang Ziehl & Jones LLP, 780 Third Ave., 24th Fl, New York, NY 10017, Attn: Steven W. Golden, sgolden@pszjlaw.com.
192.The Debtors’, the Reorganized Debtors’, and the Comptroller’s rights and defenses under Texas state Law, the Bankruptcy Code and other applicable law, with respect to the foregoing are fully preserved.
193.Provisions Regarding The Broad Institute, Inc. Notwithstanding anything to the contrary in the Plan, nothing in the Plan or the Confirmation Order shall release, waive, excuse, limit, diminish, extinguish or otherwise alter any of the duties, obligations, responsibilities or liabilities of the Debtors, as applicable, under that certain Nonexclusive Patent License Agreement (the “Broad License”) by and between The Broad Institute, Inc. (“Broad”) and Amyris, Inc., which Broad License shall be assumed by the Debtors pursuant to this Plan,

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that are unbilled or not yet due or determined as of date hereof, regardless of when such obligations accrue or arise under such Broad License, such as royalty payments and similar obligations, any regular or periodic adjustment or reconciliation of royalties under the Broad License, or indemnification obligations, if any, each of which shall be performed when such obligations become due or owing in the ordinary course under the terms of the Broad License. All rights and defenses of the Debtors and of Broad with respect to the foregoing are fully preserved.
194.Provision Regarding Cigna. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any notice related thereto, the Cigna Contracts (as defined in the Sale Procedures Order) shall be assumed under the Plan and, in lieu of Cure, all obligations due and unpaid under the Cigna Contracts accruing prior to the Effective Date shall be unimpaired and reinstated; provided that, in connection with each assumption, any defenses, claims, counterclaims, and other rights that exist under such agreement and applicable law in favor of the Debtors, Reorganized Debtors, or Cigna, as applicable, are preserved.
195.Provision Regarding Disruptional and &Vest. The Disputed Claims Reserve shall be funded on the Effective Date in an amount sufficient to pay the Pro Rata portion of the disputed claims filed by Disruptional Ltd. [Claim No. 589] and &Vest Beauty Labs LP [Claim No. 588] (the “Disputed Claimants”) in accordance with the terms of the Plan. The Disputed Claimants shall receive no less than fourteen (14) days’ notice if the Creditor Trust intends to reduce the Disputed Claims Reserve to an amount less than the amount necessary to provide a Pro Rata distribution for the Disputed Claimants’ aggregate asserted claims (“Proposed Reduction”). No distributions shall be made until the Court rules, or the parties reach agreement, on any Proposed Reduction.

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196.Notwithstanding anything to the contrary in the Plan, the definition of “Released Parties” shall be amended to read as follows:
“Released Parties” means, collectively, and in each case, solely in their capacities as such: (a) the Debtors; (b) the Reorganized Debtors; (c); the DIP Lenders and the DIP Agent; (d) the Foris Prepetition Secured Lenders; (e) the Creditors’ Committee; (f) Lavvan, (g) the Ad Hoc Group Professionals; (h) the Consenting Contract Counterparties; (i) the Consenting Convertible Noteholders; and (j) with respect to each of the foregoing Entities in clauses (a) through (f) and (h), all Related Parties. For the avoidance of doubt, (i) the Debtors’ current and former directors, managers, officers, employees, professionals, and shareholders, in each case, who are neither an Excluded Party nor listed in subparagraphs (e) through (l) on the Schedule of Retained Causes of Action, shall each be a Released Party; and (ii) no Excluded Party shall be a Released Party; and (iii) no party listed in subparagraphs (e) through (l) on the Schedule of Retained Causes of Action shall be a Released Party to the extent set forth in the Schedule of Retained Causes of Action.

197.Provision for Lexon. In connection with various surety bonds (the “Bonds”) Lexon Insurance Company (“Lexon”) issued to certain of the Debtors, Lexon was named as beneficiary of two (2) undrawn irrevocable letters of credit issued by JP Morgan Chase Bank, N.A. in the total amount of $800,000.00 (the “Existing Letters of Credit”), which Existing Letters of Credit are not property of the Debtors’ Estates. Notwithstanding any other provisions of the Plan, the Confirmation Order, or any other order of this Bankruptcy Court, on or before the Effective Date, as applicable, the Debtors, Reorganized Debtors, Reorganized Amyris, and/or the Plan Administrator shall maintain, extend, renew and/or replace the Existing Letters of Credit in the total amount of $800,000.00 (the “New Letters of Credit”), naming Lexon as the beneficiary of the New Letters of Credit for at least six (6) years after the latest date of liquidation by operation of law for any entries covered under the Bonds (the “Statute of Limitations”). Lexon may draw on the Existing Letters of Credit or New Letters of Credit, as applicable, based upon the terms set forth in the Existing Letters of Credit (with such terms to remain the same and not be altered by any New Letters of Credit) and to pay any loss adjustment expenses associated with the Bonds incurred during the Statute of Limitations (the “Bond

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Claims”); provided, however, Lexon’s sole recourse for any Bond Claims shall be to draw on the Existing Letters of Credit or any New Letters of Credit in the maximum amount of $800,000.00.  For the avoidance of doubt, nothing in the Plan or the Confirmation Order shall limit, alter or affect in any way Lexon’s rights (i) to draw on the Existing Letters of Creditor or New Letters of Credit or (ii) against any non-debtor, or any non-debtor’s rights against Lexon, solely to the extent relating to the Bond Claims, Existing Letters of Credit and/or New Letters of Credit.

Wilmington, Delaware
Dated: February 7, 2024
/s/ Thomas M. Horan
THOMAS M. HORAN UNITED STATES BANKRUPTCY JUDGE

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